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                                                                    EXHIBIT 99.1

                                                      NEWS RELEASE
                                                      LAKES ENTERTAINMENT, INC.
                                                      130 CHESHIRE LANE
[LAKES ENTERTAINMENT, INC. LOGO]                      MINNETONKA, MN  55305
                                                      952-449-9092
                                                      952-449-9353 (fax)
                                                      WWW.LAKESENTERTAINMENT.COM
                                                      TRADED: NASDAQ "LACO"

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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Friday, February 20, 2004


                      WORLD POKER TOUR ANNOUNCES PLANS FOR
                             INITIAL PUBLIC OFFERING




MINNEAPOLIS, FEBRUARY 20, 2004 -- LAKES ENTERTAINMENT, INC. (LAKES) (NASDAQ "LACO") World Poker Tour, LLC announced today that it will seek to raise approximately $20 million through a newly formed corporation pursuant to an underwritten initial public offering of common stock at a price to be determined. It is expected that proceeds from the offering will be used to expand World Poker Tour's entertainment production business and for its working capital. There will be no selling shareholders participating in the offering.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy securities. No registration statement relating to the securities proposed to be issued has been filed with the Securities and Exchange Commission and any offer to sell such securities will be made only by the prospectus to be included in the registration statement. This press release is being issued pursuant to and in accordance with Rule 135 under the Securities Act of 1933.